Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64710) pertaining to the Sterling Bancorp/Sterling National Bank 401(k) Plan of our report dated June 25, 2010, with respect to the financial statements of the Sterling Bancorp/Sterling National Bank 401(k) Plan for the year ended December 31, 2009 included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

AMPER, POLITZINER & MATTIA, LLP

New York, New York

June 28, 2011